Exhibit 23.0

Rowles & Company, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-184373 and 333-192973 on Form S-8 of our report dated June 26, 2014 relating to the consolidated financial statements of Hamilton Bancorp, Inc. and subsidiary as of March 31, 2014 and 2013 and for the years then ended appearing in this Annual Report on Form 10-K.

/s/ Rowles & Company, LLC
Rowles & Company, LLC

Baltimore, Maryland

June 27, 2014